SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. N/A )

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box: ☐	Confidential, for Use of
☐ Preliminary proxy statement	the Commission Only (as
☒ Definitive proxy statement	permitted by Rule 14a-6(e)(2)
☐ Definitive additional materials
☐ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

COMMUNITY CAPITAL BANCSHARES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

                 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

COMMUNITY CAPITAL BANCSHARES, INC.

2815 Meredyth Drive
Albany, Georgia 31707
(229) 446-2265
April 14, 2006

Dear Shareholder:

You are cordially invited to attend our annual meeting of shareholders on Monday, May 15, 2006 at 10:00 a.m. at the Hilton Garden Inn, 101 South Front Street, in Albany, Georgia. I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations during the past year and during the first quarter of fiscal year 2006, as well as our plans for the future.

A copy of our annual report, which contains information on our operations and financial performance as well as our audited financial statements, is also included with this proxy statement.

Please take this opportunity to become involved in the affairs of Community Capital. Whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy card, and return it to us in the envelope provided as soon as possible. Returning the proxy card WILL NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your own shares.

Sincerely,

Charles M. Jones, III
Chief Executive Officer and Chairman of the Board

COMMUNITY CAPITAL BANCSHARES, INC.

2815 Meredyth Drive
Albany, Georgia 31707
(229) 446-2265

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 15, 2006

The annual meeting of shareholders of Community Capital Bancshares, Inc. will be held on Monday, May 15, 2006 at 10:00 a.m. at the Hilton Garden Inn, 101 South Front Street, in Albany, Georgia, for the following purposes:

(1)	to elect five (5) persons to serve as Class I Directors for a three-year term;

(2)	to approve the Community Capital Bancshares, Inc. 2006 Employee Stock Purchase Plan; and

(3)	to transact any other business as may properly come before the meeting or any adjournments of the meeting.

The Board of Directors has set the close of business on March 7, 2006 as the record date for determining the shareholders who are entitled to notice of and to vote at the meeting.

We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.

If you attend the meeting, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Directors,

Charles M. Jones, III
Chief Executive Officer and Chairman of the Board

April 14, 2006

COMMUNITY CAPITAL BANCSHARES, INC.

2815 Meredyth Drive
Albany, Georgia 31707
(229) 446-2265

PROXY STATEMENT FOR 2006 ANNUAL MEETING

INTRODUCTION

Time and Place of the Meeting

Our Board of Directors is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Monday, May 15, 2006 at 10:00 a.m. at the Hilton Garden Inn, 101 South Front Street, in Albany, Georgia, and at any adjournments of the meeting.

Record Date and Mailing Date

The close of business March 7, 2006 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on or about April 14, 2006.

Number of Shares Outstanding

As of the close of business on the record date, Community Capital had 10,000,000 shares of common stock, $1.00 par value authorized, of which 2,975,356 shares were issued and 2,915,505 shares were outstanding. Each issued and outstanding share is entitled to one vote on all matters presented at the meeting.

VOTING AT THE ANNUAL MEETING

Proposals to Be Considered

Election of Directors.    Shareholders will be asked to elect five persons to serve as Class I Directors for a three-year term. The persons nominated to serve as Class I Directors, as well as the continuing directors, are described beginning on page 3.

2006 Employee Stock Purchase Plan.    Shareholders will be asked to approve the 2006 Employee Stock Purchase Plan, which is described beginning on page 13.

The Board of Directors recommends a vote FOR approval of both of these proposals.

Procedures for Voting by Proxy

If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees, FOR the approval of the 2006 Employee Stock Purchase Plan and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors.

You can revoke your proxy at any time before it is voted by delivering a written revocation of the proxy or a duly executed proxy bearing a later date to Charles M. Jones, III, Chief Executive Officer of Community Capital, at the main office of Community Capital, or by attending the meeting and voting in person.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. Only those votes actually cast for the election of a director, however, will be counted for purposes of determining whether a particular director nominee receives sufficient votes to be elected. To be elected, a director nominee must receive more votes than any other nominee for the particular seat on the Board of Directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time we do not know of any competing nominees.

Abstentions.    A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

Broker Non-Votes.    Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

Approval of the 2006 Employee Stock Option Plan and any other matters that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

SOLICITATION OF PROXIES

Community Capital pays for all costs associated with proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board of Directors consists of 15 members and is divided into three classes: Class I with five members, Class II with five members, and Class III with five members. The directors in each class serve for staggered terms of three years each. The term of each class expires at the annual meeting in the years indicated below and upon the election and qualification of the director’s successor.

The Board unanimously recommends that the shareholders elect the directors identified below as Director Nominees to serve as Class I Directors for a three-year term expiring in 2009.

The following table shows for each nominee and continuing director: (a) his or her name; (b) his or her age at December 31, 2005; (c) how long he or she has been a director of Community Capital; (d) his or her position(s) with Community Capital, other than as a director; and (e) his or her principal occupation and recent business experience for the past five years. All of the directors listed below, except Hal E. Cobb, are also directors of Albany Bank & Trust. Keith G. Beckham and Charles M. Jones, III are directors of AB&T National Bank. Albany Bank & Trust and AB&T National Bank (collectively, the “Banks”) are wholly-owned subsidiaries of Community Capital.

Name (Age)	Director Since	Position with Community Capital and Business Experience
Class I Director Nominees: (For Three-Year Term Expiring 2009)
Keith G. Beckham (44)	2005	President and Chief Executive Officer of AB&T National Bank; Director of AB&T National Bank; Chief Executive Officer, HomeTown Bank
Hal E. Cobb (35)	2005	President of Atlantic Bank and Trust, In Organization, a proposed new subsidiary of Community Capital
Charles M. Jones, III (55)	1998
Chairman of the Board of Directors of Community Capital and Albany Bank & Trust and Chief Executive Officer of Community Capital; Director of AB&T National Bank; Chief Executive Officer, Consolidated Loan & Mortgage Co. and affiliated companies; Director, Flint River Bancshares, Inc.

Van Cise Knowles (65)	1998	Surgeon, Van C. Knowles M.D., P. C.
William F. McAfee (68)	1998	Business Owner, Bill McAfee Leasing, a commercial truck lessor; Salesman, Allstar International, a commercial truck dealership; Manager, Fowltown Farms
Class II Continuing Directors: (Term Expiring 2007)
C. Richard Langley (57)	1998	Attorney, Langley & Lee
Bennett D. Cotten, Jr. (52)	1998	Orthopedic Surgeon, Southwest Georgia Orthopedic and Sports Medicine
Jane Anne D. Sullivan (46)	1998	Business Owner, Buildings Exchange, a real estate holding company
John P. Ventulett, Jr. (57)	1998	Executive Insurance Agent, Vice President, J. Smith Lanier & Co. of Albany, Georgia
James D. Woods (62)	1998	Medical Doctor, Drs. Adams and Woods, M.D. P.C. Medical Practice

Name (Age)	Director Since	Position with Community Capital and Business Experience
Class III Continuing Directors: (Term Expiring 2008)
Robert M. Beauchamp (43)	1998	Attorney, Beauchamp & Associates, LLC
Glenn A. Dowling (73)	1998	Podiatrist, Managing Partner, Ambulatory Surgery Center and Albany Podiatry Associates; Business Owner and Developer, Partridge Pea Plantation
Mary Helen Dykes (55)	1998	Retired; Business Owner/Administrator, Secretary and Treasurer, Bobs Candies, Inc. through October 2005
Mark M. Shoemaker (51)	1998	Medical Doctor, Albany Anesthesia Associates
Lawrence B. Willson (55)	1998	Business Administrator, Vice President and Farm Manager, Sunnyland Farms, Inc., Director, Flint River Bancshares, Inc.

Meetings and Committees of the Board

During the year ended December 31, 2005, the Board of Directors of Community Capital held 12 meetings. All incumbent directors attended at least 75% of the total number of meetings of Community Capital’s Board of Directors and committees of the board on which he or she serves.

Annual Meeting Attendance.    Although the Company does not have a formal policy regarding its directors’ attendance at the annual meeting of shareholders, all directors are expected to attend the meeting. All of the directors attended the 2005 annual meeting of shareholders.

Nominating Committee.    The Nominating Committee identifies individuals qualified to become directors of the Company and selects or recommends to the Board the director nominees for the next annual shareholders’ meeting. The Committee consists of Mary Helen Dykes, William F. McAfee and Jane Anne Sullivan. All of the committee members are independent directors in accordance with Nasdaq Stock Market listing standards. The Nominating Committee was formed during 2005 and held its first meeting in January 2006. The charter of the Nominating Committee is attached as Appendix A. See “Director Nominations and Shareholder Communications” on page 16.

Compensation Committee.    The Board of Directors has established a Compensation Committee which establishes compensation levels for non-executive officers of Community Capital and the Banks, reviews management organization and development, and reviews significant employee benefit programs. The Compensation Committee recommends compensation levels for executive officers of the Company to the Board of Directors for approval by a majority of the independent directors and a majority of the directors. However, no director who is also an executive officer of the Company participates in the deliberation or voting by the Board of Directors or Compensation Committee relating to his or her compensation. The Compensation Committee also administers Community Capital’s equity compensation programs, including the Community Capital Bancshares, Inc. 1998 Stock Incentive Plan. The Compensation Committee is chaired by Van Cise Knowles and also includes Charles M. Jones, III, C. Richard Langley and Jane Anne D. Sullivan. During 2005, Robert E. Lee was an ex officio member of the Compensation Committee. The Compensation Committee held three meetings during the year ended December 31, 2005.

Audit and Compliance Committee.    The Board of Directors has established an Audit and Compliance Committee which is directly responsible for appointing (and dismissing) the independent public accountants to conduct audits of Community Capital’s and its subsidiaries’ financial statements and to perform other permissible non-audit services. The Audit and Compliance Committee also reviews the independence and qualifications of Community Capital’s auditors, the planned scope of the annual audit, any changes in accounting principles, and the effectiveness and efficiency of Community Capital’s and its subsidiaries’ internal accounting staff.

Additionally, the Audit and Compliance Committee provides oversight to Community Capital’s and its subsidiaries’ compliance with regulatory rules and regulations, including the Community Reinvestment Act.

The Audit and Compliance Committee is chaired by William F. McAfee and also includes Glenn A. Dowling and Mary Helen Dykes. All of the members of the Audit and Compliance Committee are independent directors under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. Although none of the Audit and Compliance Committee members meets the criteria specified under applicable Securities and Exchange Commission (“SEC”) regulations for an “audit committee financial expert,” the board believes that each has the financial knowledge, business experience and independent judgment necessary for service on the Audit and Compliance Committee. The Audit and Compliance Committee held four meetings during the year ended December 31, 2005.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of Community Capital’s 2005 audited consolidated financial statements.

•	The Audit Committee has reviewed and discussed Community Capital’s 2005 audited consolidated financial statements with Community Capital’s management;

•	The Audit Committee has discussed with the independent auditors, Mauldin & Jenkins, LLC, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of Community Capital’s consolidated financial statements;

•	The Audit Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor’s independence from the corporation and its related entities) and has discussed with the auditors the auditors’ independence from Community Capital; and

•	Based on review and discussions of Community Capital’s 2005 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that Community Capital’s 2005 audited consolidated financial statements be included in Community Capital’s Annual Report on Form 10-KSB.

April 11, 2006	Audit Committee: Willam F. McAfee Glenn A. Dowling Mary Helen Dykes

Audit Committee Charter

The Board of Directors has adopted a written charter for the Audit Committee. The Board of Directors reviews and approves changes to the Audit Committee Charter annually.

EXECUTIVE OFFICERS

The following table shows for each executive officer of Community Capital: (a) his name, (b) his age at December 31, 2005; (c) how long he has been an officer of Community Capital; and (d) his positions with Community Capital and the Banks:

Name (Age)	Officer Since	Position with Community Capital and Albany Bank & Trust
Charles M. Jones, III (55)	1998	Chief Executive Officer of Community Capital
Robert E. Lee (53)	1998	Former President of Community Capital and Albany Bank & Trust and Former Chief Executive Officer of Albany Bank & Trust (1998 through March 2006);
David J. Baranko (49)	1999	Chief Financial Officer of Community Capital and Albany Bank & Trust; Vice President of AB&T National Bank
David C. Guillebeau (44)	1998	Executive Vice President of Community Capital and Senior Lending Officer of Albany Bank & Trust
Paul E. Joiner, Jr. (57)	2000	Chief Credit Officer of Community Capital and, as of March 2006, Acting President of Community Capital and Albany Bank & Trust

COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Community Capital for the fiscal years 2005, 2004 and 2003 of our Chief Executive Officer and four most highly compensated executive officers.

Summary Compensation Table

	Annual Compensation (2)			Long-Term Compensation Awards
Name and Position	Compensation Year	Salary ($)	Bonus ($)	Number of Securities Underlying Options	All Other Compensation ($)
Charles M. Jones, III,	2005	24,450	0	10,285	0
Chief Executive Officer	2004	29,900	0	285	0
	2003	14,850	0	285	0

Robert E. Lee,	2005	211,598	0	0	77,112	(3)
President(1)	2004	206,896	62,500	57,500	61,310	(3)
	2003	166,600	83,717	25,000	11,445	(3)

David C. Guillebeau,	2005	119,790	7,965	3,000	7,510	(4)
Executive Vice President	2004	112,944	12,540	3,000	7,167	(4)
	2003	101,609	14,000	10,000	6,618	(4)

David J. Baranko,	2005	108,164	0	3,000	5,560	(5)
Chief Financial Officer	2004	96,160	16,000	3,000	4,960	(5)
	2003	81,997	10,660	10,000	4,260	(5)

Paul E. Joiner, Jr.,	2005	125,141	14,400	13,000	44,928	(6)
Chief Credit Officer(1)	2004	104,241	17,280	3,000	34,158	(6)
	2003	81,996	10,560	10,000	4,228	(6)

(1)	On March 17, 2006, Robert E. Lee resigned as President of Community Capital and President and Chief Executive Officer of Albany Bank & Trust, and Paul E. Joiner, Jr. was named acting President of Community Capital and Albany Bank & Trust.

(2)	We have omitted information on “perks” and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under the Securities and Exchange Commission regulations.

(3)	Includes $64,032 and $49,022 earned under a salary continuation agreement in 2005 and 2004, respectively. The amounts earned under the salary continuation agreement were forfeited upon Mr. Lee’s resignation in March 2006. This amount also includes 401K plan matching contributions of $7,000, $6,208 and $5,500 in 2005, 2004 and 2003, respectively, Employee Stock Purchase Plan matching contributions of $1,600, $1,600 and $1,465 in 2005, 2004 and 2003, respectively, and premiums paid on a term life insurance policy for the benefit of Mr. Lee of $4,480, $4,480 and $4,480 in 2005, 2004 and 2003, respectively.

(4)	Represents 401K plan matching contributions of $5,910, $5,567 and $5,018 in 2005, 2004 and 2003, respectively, and Employee Stock Purchase Plan matching contributions of $1,600 in each of 2005, 2004 and 2003.

(5)	Represents 401K plan matching contributions of $5,400, $4,800 and $4,100 in 2005, 2004 and 2003, respectively, and Employee Stock Purchase Plan matching contributions of $160 in each of 2005, 2004 and 2003.

(6)	Includes $37,928 and $28,946 earned under a salary continuation agreement in 2005 and 2004, respectively, 401K plan matching contributions of $7,000, $5,212 and $4,228 in 2005, 2004 and 2003, respectively.

The following tables set forth information at December 31, 2005, and for the fiscal year then ended, concerning stock options granted to the executive officers listed in the Summary Compensation Table. The listed executive officers did not exercise any options to purchase common stock of Community Capital during 2005. We have not granted any stock appreciation rights, restricted stock or stock incentives other than stock options.

Stock Option Grants in Fiscal 2005

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date
Charles M. Jones, III	10,285	11.49%	$10.98	5/25/2015
Robert E. Lee	0	0%	—	—
David C. Guillebeau	3,000	3.45%	$12.36	2/28/2015
David J. Baranko	3,000	3.45%	$12.36	2/28/2015
Paul E. Joiner, Jr.	3,000	3.45%	$12.36	2/28/2015
	10,000	11.49%	$10.98	5/25/2015

Aggregated Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options		Value of Unexercised In-the-Money Options at December 31, 2005
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Charles M. Jones, III	33,138	0	$76,802	$0
Robert E. Lee	96,500	61,000	$256,510	$0
David C. Guillebeau	34,600	11,400	$29,790	$4,320
David J. Baranko	10,314	11,400	$25,074	$4,320
Paul E. Joiner, Jr.	4,600	21,400	$2,790	$4,320

Salary Continuation Agreements

On September 13, 2004, Community Capital and Albany Bank & Trust entered into to salary continuation agreements with Robert E. Lee and Paul E. Joiner. These agreements provide for supplemental retirement benefits in favor of each of these executive officers. Generally, under these agreements, Mr. Lee and Mr. Joiner will receive supplemental retirement benefits due to retirement on or after reaching age 65 or in the event of an earlier termination of employment due to disability, death or upon a change in control of Community Capital or Albany Bank & Trust. In addition, benefits also would be payable if the executive terminates employment (other than for cause) after attaining at least age 62 or, if later, after completing 10 years of employment. The normal retirement benefits are generally payable over a 15-year period. The amount of the normal retirement benefits available to Mr. Lee and Mr. Joiner under the salary continuation agreements is determined by a formula that consists of both fixed and variable components. The fixed component is equal to a specified percentage of the executive’s final average salary. For Mr. Lee, the fixed percentage is 50% and for Mr. Joiner, the fixed percentage is 40%. The variable component of the normal retirement benefit is determined based upon the executive’s satisfaction of specified performance goals. Each executive has the opportunity to increase his fixed benefit percentage by up to another 20% under the variable component of the formula. The amount of the benefit payable other than due to retirement at or after age 65 is based upon the portion of the normal retirement benefit obligation that the Company has accrued at the time of the other payment event under generally accepted accounting principles. These benefit amounts are also paid, generally, over a period of 15 years commencing once the executive attains age 65; except that any benefit payable upon a change in control or due to death is payable immediately in a lump sum. The salary continuation agreements represent unfunded obligations of Community Capital and Albany Bank & Trust and, as such, benefits are payable from general assets; however, the Company has purchased bank-owned life insurance to assist it in satisfying the obligations represented by these agreements. As of December 31, 2005, the cash surrender value of these policies was approximately $6,436,000, and the amount of the accrued supplemental retirement benefits for the named executive officers was approximately $188,000.

Mr. Lee’s salary continuation agreement terminated as of the date of his resignation, March 17, 2006. As a result, no supplemental retirement benefits are payable to Mr. Lee.

Employment Agreements

Robert E. Lee.    On August 19, 1998, Community Capital and Albany Bank & Trust entered into an employment agreement with Mr. Lee regarding his employment as President of Community Capital and President and Chief Executive Officer of Albany Bank & Trust. On September 13, 2004, this agreement was amended and restated. The initial term of the restated agreement began on April 26, 2004 and ended on April 26, 2005. The agreement automatically renewed each day so that the agreement always had a one-year term, unless any party to the agreement provided notice to the other parties that he or it intended for the automatic renewals to cease. Mr. Lee’s employment agreement terminated as of the date of his resignation from Community Capital and Albany Bank & Trust, March 17, 2006.

Under the agreement, Mr. Lee’s 2005 base salary was $210,000 per year. The Board of Directors was required to review the base salary amount annually, and the base salary could be increased by an amount determined by the Board of Directors. The agreement also provided that Mr. Lee was entitled to an annual cash bonus based on Community Capital’s consolidated earnings, provided that the Board of Directors determined, according to reasonable safety and soundness standards, that the overall financial condition of the Banks would not be adversely affected by the payment of the bonus. Mr. Lee earned no bonus during 2005.

The agreement also required Community Capital to provide Mr. Lee with an automobile, health insurance, life insurance, vacation time, reimbursement for reasonable business expenses, club memberships and other customary benefits.

Generally, in the event (1) Mr. Lee was terminated by Community Capital without cause or due to his permanent disability or (2) Mr. Lee terminated his employment with cause, Community Capital was required to meet its obligations with respect to Mr. Lee’s compensation for a period of 12 months following the date of termination. If Mr. Lee terminated his employment due to his permanent disability, Community Capital was required to meet its obligations with respect to Mr. Lee’s compensation for a period of six months following the date of termination. If either Mr. Lee was terminated by Community Capital without cause or Mr. Lee terminated his employment with cause, within 12 months prior to or 24 months following a change in control of Community Capital, Mr. Lee was entitled to a cash payment equal to 2.99 times the sum of his average base salary and cash bonus for the preceding three years.

If Mr. Lee’s employment was terminated by Community Capital with cause or Mr. Lee terminated his employment without cause or upon a change in control, Mr. Lee was generally prohibited from competing with the Banks or soliciting their customers or employees for a period of 12 months from the date of termination.

On March 30, 2006, Community Capital and Albany Bank & Trust entered into a separation agreement and general release with Mr. Lee regarding his resignation. Under the terms of the separation agreement, Community Capital agreed to pay Mr. Lee a lump sum payment in the amount of $50,000 and agreed to pay Mr. Lee’s monthly salary for one year, for an aggregate severance amount of $260,000. Mr. Lee has a 90 day period following the termination date to exercise any options that had vested as of that date. Finally, Community Capital will pay Mr. Lee’s COBRA premiums for continued health insurance coverage for a 12-month period. In consideration for the foregoing payments, Mr. Lee agreed to (i) a general release in favor of Community Capital and Albany Bank & Trust and (ii) restrictive covenants in favor of Community Capital and Albany Bank & Trust relating to noncompetition and nondisclosure extending for a 24-month period and nonsolicitation extending for a 12-month period.

David C. Guillebeau.    On October 1, 1998, Community Capital and Albany Bank & Trust entered into an employment agreement with Mr. Guillebeau regarding his employment as Executive Vice President of Community Capital and Albany Bank & Trust and Senior Loan Officer of Albany Bank & Trust. On September 13, 2004, this agreement was amended and restated. The initial term of the restated agreement began on April 26, 2004 and ended on April 26, 2005. The agreement automatically renews each day so that the agreement always has a one-year term, unless any party to the agreement provides notice to the other parties that he or it intends for the automatic renewals to cease.

Under the agreement, Mr. Guillebeau’s 2005 base salary was $118,000 per year. The President of Albany Bank & Trust is required to review the base salary amount annually, and the base salary may be increased each year by an amount determined by the President. The agreement also provides that Mr. Guillebeau is entitled to an annual cash bonus based on criteria established by the President of Albany Bank & Trust. Mr. Guillebeau earned a bonus of $7,965 during 2005. Additionally, the agreement requires Community Capital to provide Mr. Guillebeau with an automobile, health insurance, vacation time, reimbursement for reasonable business expenses, club memberships and other customary benefits.

Generally, in the event (1) Mr. Guillebeau is terminated by Community Capital without cause or (2) Mr. Guillebeau terminates his employment with cause, Community Capital will be required to meet its obligations with respect to Mr. Guillebeau’s compensation for a period of 12 months following the date of termination. If Mr. Guillebeau’s employment is terminated by Community Capital or Mr. Guillebeau due to his permanent disability, Community Capital will be required to meet its obligations with respect to Mr. Guillebeau’s compensation for a period of six months following the date of termination. If either Mr. Guillebeau is terminated by Community Capital without cause or Mr. Guillebeau terminates his employment with cause, within 12 months prior to or 24 months following a change in control of Community Capital, Mr. Guillebeau will be entitled to a cash payment equal to 2.99 times the sum of his average base salary and cash bonus for the preceding three years.

If Mr. Guillebeau’s employment is terminated by Community Capital with cause or Mr. Guillebeau terminates his employment without cause or upon a change in control, Mr. Guillebeau will generally be prohibited from competing with the Banks or soliciting their customers or employees for a period of 12 months from the date of termination.

Paul E. Joiner.    On September 13, 2004, Community Capital and Albany Bank & Trust entered into an employment agreement with Mr. Joiner regarding his employment as Chief Credit Officer of Community Capital and Albany Bank & Trust. The initial term of the Agreement began on April 26, 2004 and ended on April 26,

2005. The agreement automatically renews each day so that the agreement always has a one-year term, unless any party to the agreement provides notice to the other parties that he or it intends for the automatic renewals to cease.

Under the agreement, Mr. Joiner’s 2005 base salary was $128,000 per year. The President of Albany Bank & Trust is required to review the base salary amount annually, and the base salary may be increased each year by an amount determined by the President. The agreement also provides that Mr. Joiner is entitled to an annual cash bonus based on criteria established by the President of Albany Bank & Trust. Mr. Joiner earned a bonus of $14,400 during 2005. Additionally, the agreement requires Community Capital to provide Mr. Joiner with health insurance, vacation time, reimbursement for reasonable business expenses, club memberships and other customary benefits.

Generally, in the event Mr. Joiner is terminated by Community Capital without cause or Mr. Joiner terminates his employment with cause, Community Capital will be required to meet its obligations with respect to Mr. Joiner’s compensation for a period of 12 months following the date of termination. If Mr. Joiner is terminated due to his permanent disability, Community Capital will be required to meet its obligations with respect to Mr. Joiner’s compensation for a period of six months following the termination. If either Mr. Joiner is terminated by Community Capital without cause or Mr. Joiner terminates his employment with cause within 12 months prior to or 24 months following a change in control of Community Capital, Mr. Joiner will be entitled to a cash payment equal to 2.5 times the sum of his average base salary and cash bonus for the preceding three years.

If Mr. Joiner’s employment is terminated by Community Capital with cause or Mr. Joiner terminates his employment without cause or upon a change in control, Mr. Joiner will generally be prohibited from competing with the Banks or soliciting their customers or employees for a period of 12 months from the date of termination.

David J. Baranko.    On September 13, 2004, Community Capital and Albany Bank & Trust entered into an employment agreement with Mr. Baranko regarding his employment as Chief Financial Officer of Community Capital and Albany Bank & Trust. The initial term of the agreement began on April 26, 2004 and ended on April 26, 2005. The agreement automatically renews each day so that the agreement always has a one-year term, unless any party to the agreement provides notice to the other parties that he or it intends for the automatic renewals to cease.

Under the agreement, Mr. Baranko’s 2005 base salary was $108,000 per year. The President of Albany Bank & Trust is required to review the base salary amount annually, and the base salary may be increased each year by an amount determined by the President. The agreement also provides that Mr. Baranko is entitled to an annual cash bonus based on criteria established by the President of Albany Bank & Trust. Mr. Baranko earned no bonus during 2005. Additionally, the agreement requires Community Capital to provide Mr. Baranko with health insurance, vacation time, reimbursement for reasonable business expenses, club memberships and other customary benefits.

Generally, in the event Mr. Baranko is terminated by the Community Capital without cause or Mr. Baranko terminates his employment with cause, Community Capital will be required to meet its obligations with respect to Mr. Baranko’ compensation for a period of 12 months following the date of termination. If Mr. Baranko is terminated due to his permanent disability, Community Capital will be required to meet its obligations with respect to Mr. Baranko’s compensation for a period of six months following the termination. If either Mr. Baranko is terminates by Community Capital without cause or Mr. Baranko terminates his employment with cause within 12 months prior to or 24 months following a change in control of Community Capital, Mr. Baranko will be entitled to a cash payment equal to 2.5 times the sum of his average base salary and cash bonus for the preceding three years.

If Mr. Baranko’s employment is terminated by Community Capital with cause or Mr. Baranko terminates his employment without cause or upon a change in control, Mr. Baranko will generally be prohibited from competing with the Banks or soliciting their customers or employees for a period of 12 months from the date of termination.

Director Compensation

During 2005, directors of Community Capital received $500 for each board meeting attended and $100 for each committee meeting attended. Directors of the Banks receive $500 for each board meeting and $100 for each committee meeting attended. Additionally, on April 25, 2005, we granted our Chairman of the Board a non-qualified option to purchase 285 shares of stock and granted every other non-employee director a non-qualified option to purchase 142 shares of Community Capital’s common stock for their service as directors during 2004. The options vested immediately on the grant date, are exercisable at $11.90 per share, and have a maximum term of ten years from the grant date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table that follows lists, as of the record date, the number of shares common stock beneficially owned by: (a) each current director of Community Capital; (b) each executive officer listed in the Summary Compensation Table; (c) all current executive officers and directors as a group; and (d) all non-director shareholders who beneficially own more then 5% of the outstanding common stock. The information shown below is based upon information furnished to Community Capital by the named persons. Additionally, the address for each person listed below is 2815 Meredyth Drive, Albany, Georgia 31707.

Information relating to beneficial ownership of Community Capital is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from the record date. Unless otherwise indicated in the “Nature of Beneficial Ownership” column, each person is the record owner of and has sole voting and investment power with respect to his or her shares.

Name and Address	Number of Shares	Number of Shares Subject to Options/Warrants Exercisable within 60 days	Aggregate Number of Shares	Percent of Class	Nature of Beneficial Ownership
Directors:
Robert M. Beauchamp	74,025	22,280	96,305	3.3
Keith G. Beckham	18,879	600	19,479	0.7
Hal E. Cobb	0	0	0	0.0
Bennett D. Cotten, Jr.	14,285	15,137	29,422	1.0
Glenn A. Dowling	21,428	22,280	43,708	1.5
Mary Helen Dykes	5,488	15,137	20,625	0.7
Charles M. Jones, III	69,410	54,566	123,976	4.2
Van Cise Knowles	49,999	852	50,851	1.7	Includes 23,571 shares held in an IRA for the benefit of Mr. Knowles.
C. Richard Langley	41,685	7,066	48,751	1.7	Includes 25,287 shares held in an IRA for the benefit of Mr. Langley.
William F. McAfee	21,428	22,280	43,708	1.5
Mark M. Shoemaker	21,428	22,280	43,708	1.5

Name and Address	Number of Shares	Number of Shares Subject to Options/Warrants Exercisable within 60 days	Aggregate Number of Shares	Percent of Class	Nature of Beneficial Ownership
Jane Anne D. Sullivan	29,070	22,280	51,350	1.7	Includes 7,142 shares owned by Ms. Sullivan’s children as to which beneficial ownership is shared.
John P. Ventulett, Jr.	44,049	852	44,901	1.5
Lawrence B. Willson	21,428	22,280	43,708	1.5
James D. Woods	27,018	22,280	49,298	1.7	Includes 30,518 shares held in a profit sharing plan for the benefit of Dr. Woods.
Executive Officers(1):
David J. Baranko	7,177	13,514	20,691	0.7	Includes 6,882 shares held in an IRA for the benefit of Mr. Baranko.
David C. Guillebeau	19,559	37,800	57,359	2.0
Paul Joiner	13,636	5,800	19,436	0.7
All Directors and Executive Officers, as a Group	500,134	307,284	807,276	27.7
5% Beneficial Owners:
Robert E. Lee	101,847	96,500	198,347	6.8	Includes 48,842 shares held in an IRA for the benefit of Mr. Lee and 857 shares held jointly with Mr. Lee’s spouse.
Endicott Opportunity Partners, L.P.(2)	214,100	0	214,100	7.34
623 Fifth Avenue, Suite 3104, New York, NY 10022
Royce & Associates, LLC	155,500	0	155,500	5.33
1414 Avenue of the Americas New Yvork, NY 10019
Wellington Management Company, LLC	224,100	0	224,100	7.69
75 State Street Boston, MA 02109

(1)	Mr. Jones is also an executive officer of Community Capital.

(2)	W.R.D. Endicott, LLC, Wayne K. Goldstein and Robert I. Usdan may each be deemed to beneficially own 214,100 shares as a result of their voting and dispositive power over the 214,100 shares held by Endicott Opportunity Partners, L.P.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Community Capital’s directors and executive officers and persons who own beneficially more than 10% of Community Capital’s outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of Community Capital’s common stock. Directors, executive officers and greater than 10% shareholders are required to furnish Community Capital with copies of the forms they file. To our knowledge, based solely on the Company’s review of the Section 16 Reports furnished by its Reporting Persons, David J. Baranko, David C. Guillebeau, Richard C. Langley and Robert E. Lee each filed a late report for one transaction in Community Capital’s common stock, Paul Joiner filed a late report for two transactions in Community Capital’s common stock, and Charles M. Jones III filed six late reports for six transactions in Community Capital’s common stock.

PROPOSAL TWO: APPROVAL OF THE
COMMUNITY CAPITAL BANCSHARES, INC.
2006 EMPLOYEE STOCK PURCHASE PLAN

On April 10, 2006, subject to the approval of shareholders, the Board of Directors adopted the Community Capital Bancshares, Inc. 2006 Employee Stock Purchase Plan (the “2006 Stock Purchase Plan”). The 2006 Stock Purchase Plan replaces the Community Capital, Inc. Restated Employee Stock Purchase Plan (the “2000 Stock Purchase Plan”), which was terminated by the Board of Directors effective as of September 30, 2005.

The Board of Directors believes that the granting of the ability to purchase shares of Community Capital’s common stock in a convenient manner through payroll deduction assists the Company in its efforts to attract and retain highly qualified persons to serve as officers and employees of Community Capital and the Banks, thereby more closely aligning their interests with that of the Company’s shareholders.

The Board unanimously recommends that shareholders approve Proposal Two.

The following description of the 2006 Stock Purchase Plan is qualified in its entirety by reference to the applicable provisions of the plan document, which was filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

General Description of the 2006 Stock Purchase Plan

The 2006 Stock Purchase Plan permits eligible employees of the Company and designated subsidiaries to purchase shares of Community Capital’s common stock at a discount in a convenient manner through payroll deductions and thereby allows such employees to share in the success of the Company and to encourage them to remain in the service of the Company or its subsidiaries. The 2006 Stock Purchase Plan authorizes the purchase of shares of Community Capital common stock either directly from the Company or in the open market at the prevailing market price in such amount as is necessary to satisfy the purchases made under the 2006 Stock Purchase Plan.

Terms of the Stock Purchase Plan

Administration.    The 2006 Stock Purchase Plan will be administered by the Board of Directors or by a committee designated by the Board of Directors.

Term.    The 2006 Stock Purchase Plan has an indefinite term, although the Board of Directors may terminate or suspend the plan at any time. The 2006 Stock Purchase Plan also will terminate automatically without becoming effective if its adoption is not approved by the shareholders or if and when the shares reserved for issuance under the plan are depleted.

Eligibility.    Under the 2006 Stock Purchase Plan, all employees customarily employed at least twenty hours per week with the Company or a participating subsidiary are eligible to participate. As of April 14, 2006, approximately 88 employees of the Company and the Banks would be eligible to purchase Community Capital common stock under the 2006 Stock Purchase Plan.

Shares Reserved.    The Board of Directors has reserved a total of 50,000 shares of Community Capital common stock for issuance under the 2006 Stock Purchase Plan, subject to adjustment as provided by the terms of the plan in the event of changes in capital structure or the occurrence of certain corporate transactions. The market value of Community Capital’s common stock was $10.05 per share based on the Nasdaq Capital Market closing price as of March 23, 2006.

Employee Participation and Contributions.    Participation by eligible employees in the 2006 Stock Purchase Plan is voluntary. An eligible employee may elect to purchase shares of Community Capital’s common stock by authorizing his or her employer to withhold from the employee’s compensation a specified amount to be applied to the purchase of shares. An eligible employee must elect a specified percentage up to 15% of his or her base earnings to be withheld.

Offering Periods.    The 2006 Stock Purchase Plan will generally operate on a calendar quarter basis. Once elected, an eligible employee may not alter his or her participation level during an offering period. Employee contributions may only be made by payroll deduction. Employee contributions and other amounts credited to a participant’s account during an offering period will be applied to the purchase of Community Capital common stock as soon as practicable following the last day of that offering period. The Board of Directors may alter the duration of offering periods in its discretion.

Employer Contributions.    Each participant is entitled to employer matching contributions on that participant’s employee contributions for an offering period. Matching contributions are equal to 33-1/3% of that portion of a participant’s employee contributions which do not exceed 9% of his or her base earnings for the offering period.

Refund Amounts.    Each eligible employee having refund amounts attributable to his or her participation in the 2000 Stock Purchase Plan may elect to have those refunded amounts allocated to the purchase of common stock at end of the first offering period under the 2006 Stock Purchase Plan.

Purchases of Common Stock.    All participant contributions plus employer matching contributions, and, if applicable, refund amounts under the 2000 Stock Purchase Plan will be used to make purchases of shares of Community Capital’s common stock. Shares will be purchased as soon as practicable after the last day of each offering period. No interest is payable by the Company on accumulated payroll deductions or other amounts credited to a participant.

Stock Certificates.    Certificates or other indicia of the ownership of purchased shares will be delivered to a custodian selected by the Company. However, a participant may request direct delivery of a stock certificate representing the number of shares of common stock purchased on his or her behalf at any time.

Dividends.    All cash dividends received with respect to shares of Community Capital common stock purchased under the 2006 Stock Purchase Plan will be payable to a participant from and after the date the corresponding stock certificate or other indicia of ownership is issued in the participant’s name.

Transfer Restrictions.    The purchase rights granted, and the contributions and other amounts credited, under the 2006 Stock Purchase Plan are not transferable by a participant, although employee contributions and refund amounts are payable to a participant’s beneficiary in the event of his or her death during an offering period. Shares of common stock purchased generally may not be sold for at least six months after the date of their purchase.

When shares of Community Capital common stock are acquired under the 2006 Stock Purchase Plan by an executive officer of the Company such shares may be re-offered or resold only pursuant to a registration statement or an available exemption from registration, including Rule 144 under the Securities Act of 1933.

Reorganizations.    If any change is made in the shares of Community Capital’s common stock subject to the 2006 Stock Purchase Plan (whether though a change in its capital structure or through a corporate transaction such as a merger), the maximum number and kind of shares subject to the plan may be adjusted by the Board of Directors.

Cessation of Participation.    A participant may choose to withdraw from the 2006 Stock Purchase Plan by giving the Company written notice no later than five business days prior to the last day of any offering period. The withdrawal may be made effective as of the commencement of the next or any succeeding offering period.

Withdrawals will occur automatically when and if a participant ceases to be an eligible employee even if that event occurs during an offering period. In that event, employee contributions (and, if applicable, any refund amounts) will be returned to the participant. Employer matching contributions will be forfeited. At that time, all of the participant’s purchase rights under the 2006 Stock Purchase Plan will terminate.

Expenses.    The Company intends to bear all costs of maintaining records and executing transfers of Community Capital common stock. Brokerage expenses incurred in the purchase of shares will be paid by the Company.

Amendment or Discontinuance.    The Board of Directors may amend or discontinue the 2006 Stock Purchase Plan at any time without shareholder approval, unless such approval is determined to be necessary or advisable.

Benefits to Named Executive Officers and Others

All purchases under the 2006 Stock Purchase Plan depend upon the elections of eligible employees. Elections for the first offering period have not been solicited. Accordingly, the amount of purchases by participants are not yet determinable.

Federal Income Tax Consequences

The 2006 Stock Purchase Plan is not intended to be a “qualified” plan under Section 401 or any other provision of the Internal Revenue Code. Accordingly, amounts withheld from a participant’s compensation, as well as a participant’s share of the employer matching contributions credited under the 2006 Stock Purchase Plan, are immediately taxable to the participant for federal income tax purposes and may also be taxable under applicable state and local laws. Such taxable amount determines the participant’s cost basis in the shares of Community Capital common stock purchased under the 2006 Stock Purchase Plan. Upon a disposition of the shares purchased under the 2006 Stock Purchase Plan, any gain or loss which may be realized will be treated for federal income tax purposes as long-term or short-term capital gain or loss.

Shareholder Approval

The Board seeks shareholder approval of the 2006 Stock Purchase Plan because such approval is required to ensure compliance with Nasdaq standards.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

Vote Required

Approval of Proposal Two requires the affirmative vote of a majority of the votes cast at the Annual Meeting with the holders of shares of Community Capital’s common stock.

RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time our directors, officers and their affiliates, including members of their families or businesses and other organizations with which they are associated, may have banking transactions in the ordinary course of business with the Banks. Albany Bank & Trust’s policy is that any loans or other transactions with those persons or entities (a) are made in accordance with applicable law and Albany Bank & Trust’s lending policies, (b) are made on substantially the same terms, including price, interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated parties of similar standing, and (c) do not involve more than the normal risk of collectibility or present other unfavorable features to Community Capital and Albany Bank & Trust. In addition, all future transactions with our directors, officers and their affiliates are intended to be on terms no less favorable than could be obtained from an unaffiliated third party, and must be approved by a majority of our directors, including a majority of the directors who do not have an interest in the transaction.

Langley & Lee, LLC, a law firm, provides legal services on behalf of Community Capital and the Banks. C. Richard Langley, a director of Community Capital, is a partner in Langley & Lee, LLC. Langley & Lee, LLC primarily provides title services for real estate loans. The fees paid by Community Capital and the Banks to Langley & Lee, LLC totaled $41,980 in 2004 and $66,807 in 2005.

Additionally, Community Capital utilizes an airplane partly owned by Robert M. Beauchamp, a director of Community Capital. The fees paid by Community Capital for use of the airplane totaled $42,900 in 2005.

INDEPENDENT PUBLIC ACCOUNTANTS

Community Capital has selected the accounting firm of Mauldin & Jenkins, LLC to serve as principal accountant for Community Capital for the fiscal year ending December 31, 2006. The firm of Mauldin & Jenkins has served as Community Capital’s principal accountant since 1998. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

The following table sets forth the fees billed to the Company for the years ended December 31, 2005 and 2004 by Mauldin & Jenkins:

	2005	2004
Audit fees	$126,800	107,450
Audit-related fees	18,150	15,370
Tax fees	22,430	19,825
All other fees	—	—
Total Fees	$167,380	142,645

Audit Fees

Audit fees represent fees billed by Mauldin & Jenkins for professional services rendered in connection with the (1) audit of the Company’s annual financial statements for 2005 and 2004, and (2) review of the financial statements included in the Company’s quarterly filings on Form 10-QSB, annual filings on Form 10-KSB and comfort letters associated with registration statements.

Audit-Related Fees

Audit-related fees represent fees for professional services rendered for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements and those not included in “Audit Fees” above. The audit-related fees pertained to assistance with the due diligence and accounting matters relating to potential and consummated acquisitions.

Tax Fees

Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered by Mauldin & Jenkins for preparation of original and amended federal and state income tax returns. Tax fees also include tax consulting related to the preparation and filing of these returns and responding to tax notices.

All Other Fees

Other fees represent fees for various planning matters in 2005 and 2004.

The fees billed by Mauldin & Jenkins are pre-approved by the Audit and Compliance Committee of the Company in accordance with the policies and procedures for the Audit and Compliance Committee. The Audit and Compliance Committee pre-approves all audit and non-audit services provided by the Company’s independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2005, 100% of the fees incurred were pre-approved.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

General

The Nominating Committee has adopted a policy regarding shareholder communications and director nominations. The Nominating Committee will consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors and who are nominated in accordance with procedures described below.

To submit a recommendation of a director candidate to the Nominating Committee, a shareholder must submit the following information in writing, addressed to the Nominating Committee, in care of the Corporate Secretary, at the main office of the Company at 2815 Meredyth Drive, Albany, Georgia 31707.

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including appropriate biographical information.

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the shareholder making the recommendation, his or her name, address, number of shares of Company common stock beneficially owned, the dates on which the shareholder acquired his or her shares, documentary support for any claim of beneficial ownership and his or her relationship or affiliation with the nominee; and

5.	A statement as to the qualification of the nominee.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Committee at least 120 calendar days prior to the date the Company’s proxy statements was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Director Qualifications

The Nominating Committee considers the following criteria in selecting nominees: business experience; knowledge of the Company and the financial services industry; experience in serving as director of the Company or of another financial institution or public company generally; wisdom, integrity and ability to make independent analytical inquiries; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director of the Company; and any other factors the Nominating Committee deems relevant.

Shareholder Proposals.

To be included in the Company’s 2007 proxy statement, shareholder proposals submitted for consideration at the 2007 annual meeting of shareholders must be received by the Company no later than November 22, 2006. Proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any proposal contained in a notice received after February 5, 2007. SEC Rule 14a-8 provides additional information regarding the content and procedure applicable to the submission of shareholder proposals to be included in the Company’s 2007 proxy statement.

Shareholder Communications

Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and by sending it to the Secretary of the Company at the Company’s principal office at 2815 Meredyth Drive, Albany, Georgia 31707. The Secretary will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

OTHER MATTERS

The Board of Directors of Community Capital knows of no other matters that may be brought before the meeting. If, however, any matters other than the election of directors or matters related to the election, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

If you cannot be present in person at the meeting, please complete, sign, date and return the enclosed proxy to us promptly in the postage-paid envelope provided.

April 14, 2006

APPENDIX A

COMMUNITY CAPITAL BANCSHARES, INC.
NOMINATING COMMITTEE CHARTER

Purpose of the Nominating Committee

The Board of Directors has established the Nominating Committee of the Board to (1) identify individuals qualified to become members of the Board, and (2) select, or recommend to the Board, the directors nominees for the next annual shareholders meeting.

Members of the Nominating Committee

The Committee must be comprised of at least three and no more than five members of the Board. The Committee must be comprised solely of independent directors, although in exceptional and limited circumstances, a single non-independent director who is not an officer, employee or family member of either may serve on the Committee if (1) the Board determines that the individual’s service on the Committee is in the best interests of the Company and its shareholders and (2) the Company discloses the use of this exception, as well as the individual’s relationship to the Company and the basis for the Board’s determination, in its next annual proxy statement.

An independent director must not be an officer or employee of the Company or its subsidiaries and must not have any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable membership requirements set out in the rules of the Nasdaq Stock Market or such other exchange on which the Company’s securities are then listed.

No Committee member shall have an interest in the Company that would preclude his or her ability to act on behalf of all the shareholders of the Company. The Committee member shall receive the compensation paid to him or her in his or her capacity as a member of the Board and as a member of the Committee, in each case as recommended by the Compensation Committee and approved annually by the Board.

No Committee member may participate in any discussion with respect to, or vote on, any matter in which he or she is not independent. If there is any basis for believing a Committee member is not independent, the facts and circumstances should be reported to the Board, and no action should be taken until the Board, or a committee of independent directors, has determined that the Committee member is independent.

The members of the Committee shall initially be Mary Helen Dykes, William F. McAfee and Jane Anne Sullivan. Subsequent members shall be nominated by the Nominating Committee and elected by the Board. Each member of the Committee shall serve until such member’s successor is elected and qualified or until such director’s earlier resignation or removal. Any member may resign his or her position as a member of the Committee upon notice given in writing or by electronic transmission to the Board. A member may be removed from the Committee upon the majority vote of the Board. If a Chair of the Committee is not appointed by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Responsibilities of the Nominating Committee

The responsibilities of a member of the Committee are in addition to those responsibilities set out for a member of the Board.

In addition to the matters set forth herein, the Committee will perform such other functions as required by law, the listing requirements of any stock exchange on which the Company’s securities are listed, the Company’s Articles of Incorporation or Bylaws, and Board resolution.

The Committee is responsible to the Board for the following activities:

•	Establishing the criteria for selecting new members of the Board, which criteria shall include, among other factors that the Committee may deem appropriate, the person’s experience as a director, current and past employment, and knowledge of the Company and of the financial services industry generally;

•	Retaining and terminating search firms to the extent the Committee deems necessary or advisable for the purpose of identifying director candidates;

•	Approving such search firm’s fees and the terms of their engagement;

•	Actively seeking persons qualified to be members of the Board and nominating them to the Board;

•	Interviewing prospective candidates;

•	Review the appropriateness of continued Board membership of a member who experiences a change in employment, board membership of another company, or other relevant matter.

Shareholder Nominations

The Committee shall consider shareholder recommendations of director candidates who appear to be qualified to serve on the Company’s Board of Directors so long as the submission is submitted in writing, addressed to the Nominations Committee of the Company, in care of the Corporate Secretary, at the main office of the Company at 2815 Meredyth Drive, Albany, Georgia 31707 and contains the following information:

•	The name of the person recommended as a director candidate;

•	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including appropriate biographical information.

•	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

•	As to the shareholder making the recommendation, his or her name, address, number of shares of Company common stock beneficially owned, the dates on which the shareholder acquired his or her shares, documentary support for any claim of beneficial ownership and his or her relationship or affiliation with the nominee; and

•	A statement as to the qualification of the nominee.

Meetings

The Committee shall meet at least annually and may from time to time require specially called meetings, as deemed necessary by the Chair of the Committee or a majority of its members. The Chair of the Committee will preside at each meeting of the Committee and shall set the length of each meeting and the agenda of items to be addressed at each meeting.

Subcommittees

The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more of the members of the Committee. The Committee may delegate such authority to a subcommittee as the Committee deems appropriate.

Reporting

The Committee shall maintain written minutes of all meetings and consent actions, which shall be recorded or filed with the books and records of the Company and made available to the Board. The Committee will make regular reports to the Board with respect to its activities. Reports of significant matters presented at meetings of the Committee will be given by the Chair of the Committee to the Board, as required by law, regulations, or applicable stock exchange listing requirements.

Assistance from Others

The Committee may engage external advisors, compensation consultants or independent counsel, to the extent determined appropriate by the Committee, to facilitate the performance of the functions of the Committee. All external advisors engaged by the Committee shall report directly to the members of the Committee. The Committee has the sole authority to retain and terminate such experts. The Committee may also request reports from the Chief Executive Officer, the Chief Financial Officer, the Vice President of Human Resources or any other officer of the Company.

COMMUNITY CAPITAL BANCSHARES, INC.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MONDAY, MAY 15, 2006

The undersigned hereby appoints Charles M. Jones, III or Paul E. Joiner, Jr. or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Community Capital Bancshares, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at the Hilton Garden Inn, 101 South Front Street, in Albany, Georgia, and at any adjournments of the annual meeting, upon the proposals described in the accompanying notice of the annual meeting and the proxy statement relating to the annual meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSALS.

PROPOSAL ONE: To elect the five (5) persons listed below to serve as Class I Directors of Community Capital Bancshares, Inc. for a three-year term:

Keith G. Beckham	Charles M. Jones, III	William F. McAfee
Hal E. Cobb	Van Cise Knowles

☐	FOR all nominees listed above (except as ☐ WITHHOLD authority to vote for all nominees
indicated below)	listed above

INSTRUCTION:      To withhold authority for any individual nominee, mark “FOR” above, and write the nominee’s name in this space
______________________________________________________________________________________________.

PROPOSAL TWO: To approve the Community Capital Bancshares, Inc. 2006 Employee Stock Purchase Plan:

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER

MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s) of Shareholder(s)

[LABEL]
Name(s) of Shareholders(s)

Date:	, 2006
(Be sure to date your proxy)

Please mark, sign and date this proxy, and return it in the enclosed return-addressed envelope. No postage necessary.

I WILL __________         WILL NOT ___________ ATTEND THE ANNUAL SHAREHOLDERS MEETING.

PLEASE RETURN PROXY AS SOON AS POSSIBLE